Exhibit 99.1

QHSLab (OTCQB:USAQ) Announces Launch of Q-Cog™ to Support Early Detection of Mild Cognitive Impairment and Dementia

Initial pilot of 168 patients aged 65 and older identifies 54% with high-risk cognitive scores; digital platform expands company’s value-based care capabilities.

West Palm Beach, FL, December 3, 2025 (GLOBE NEWSWIRE) — QHSLab Inc. (the “Company”) (OTCQB: USAQ), a healthcare technology company focused on digital medicine and population health innovation, today announced the introduction of Q-Cog™, a comprehensive, cloud-based cognitive assessment designed to help primary care providers identify Mild Cognitive Impairment (MCI) and dementia-related risks earlier in the disease process.

Q-Cog™ combines validated cognitive, behavioral, and functional screening within a single digital workflow, empowering physicians to meet CMS screening guidelines while supporting risk adjustment and reimbursement under neurocognitive and behavioral health codes.

Juan Oms, MD, Psychiatrist and Medical Adviser

“Primary care clinicians are the first line of defense for cognitive decline,” said Dr. Juan Oms, Psychiatrist and Medical Adviser to QHSLab. “Q-Cog™ equips them with a validated, patient-friendly digital tool to identify at-risk individuals and initiate early support before dementia becomes disabling.”

In an initial real-world pilot among 168 patients aged 65 and older, Q-Cog™ identified 90 individuals (54%) at high risk for cognitive impairment and facilitated real-time telemedicine referrals—underscoring the significant unmet need for early detection in primary care. Despite national guidelines, more than 50% of Mild Cognitive Impairment cases and up to 60–80% of dementia cases go unrecognized during routine visits. This persistent diagnostic gap, driven by time pressures and limited tools, leaves many patients undetected until functional decline is apparent. Q-Cog™ bridges this gap by delivering a fast, structured, digital assessment that enables primary-care clinicians to identify risk earlier and initiate timely, evidence-based follow-up.

Troy Grogan, President and CEO of QHSLab

“Early detection is where primary care can make the biggest impact,” said Troy Grogan, President and CEO of QHSLab. “Q-Cog™ gives physicians a practical, reimbursable way to screen for cognitive decline during routine encounters, while also capturing data that supports value-based care and population-health performance.”

For investors, the launch of Q-Cog™ represents a meaningful expansion of QHSLab’s reimbursable digital medicine platform. The solution aligns directly with CMS Annual Wellness Visit requirements, supports cognitive and behavioral health screening mandates, and generates documentation that qualifies for neurocognitive and behavioral health CPT codes. By identifying high-risk patients earlier, Q-Cog™ also contributes to more accurate Risk Adjustment Factor (RAF) scoring for value-based providers—improving both care outcomes and financial performance. With few practical tools currently in widespread use at the primary-care level, Q-Cog™ fills a critical gap in early dementia detection while opening new, scalable revenue opportunities for QHSLab and its provider partners.

Marcos Sánchez-González, MD, PhD, Vice President of Medical and Scientific Affairs

“Q-Cog™ reflects our commitment to whole-person assessment,” said Dr. Marcos Sánchez-González, QHSLab’s Vice President of Medical and Scientific Affairs. “By integrating cognitive testing with behavioral health, daily function, and social determinants, we help clinicians understand not only the impairment but also the context — and that’s where prevention and effective care truly begin.”

About QHSLab
QHSLab, Inc. (OTCQB: USAQ) is a digital health technology leader providing preventive screening, assessment, and workflow solutions for primary care providers. Its tools help practices identify, document, and manage underdiagnosed chronic and behavioral conditions efficiently and profitably. Learn more at www.qhslab.com

Forward-Looking Statements

Certain matters discussed in this press release are ‘forward-looking statements’ intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In particular, the Company’s statements regarding trends in the marketplace, future revenues, future products, and potential future results and acquisitions are examples of such forward-looking statements. Forward-looking statements are generally identified by words such as ‘may,’ ‘could,’ ‘believes,’ ‘estimates,’ ‘targets,’ ‘expects,’ or ‘intends,’ and other similar words that express risks and uncertainties. These statements are subject to numerous risks and uncertainties, including, but not limited to, the timing of the introduction of new products, the inherent discrepancy in actual results from estimates, projections, and forecasts made by management, regulatory delays, changes in government funding and budgets, and other factors, including general economic conditions, not within the Company’s control. The factors discussed herein and expressed from time to time in the Company’s filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed in or implied by such statements. The forward-looking statements are made only as of the date of this press release. The Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Olivia Giamanco

QHSLab, Inc.

(929) 379-6503

ir@usaqcorp.com

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